Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Quality Online Education Group Inc., a Delaware corporation (the “Company”), do hereby certify, to the best of their knowledge, that:

1.	The Form 10-Q for the period ending February 28, 2023 (the “Report”) of the Company complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2023	By:	/s/ XuYe Wu
	Name:	XuYe Wu
	Title:	Chief Executive Officer

Date: April 14, 2023	By:	/s/ Xijin Wu
	Name:	Xijin Wu
	Title:	Director